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                                                      Exhibit 24

      AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION
                       POWER OF ATTORNEY

     American Express Receivables Financing Corporation, a Delaware corporation (the "Company"), and each of the undersigned officers and directors of the Company, hereby constitute and appoint Jay B. Stevelman, John D. Koslow, Leslie R. Scharfstein and Stephen P. Norman, jointly and severally, with full power of substitution and revocation, their true and lawful attorneys-in-fact and agents, for them and on their behalf and in their respective names, places and steads, in any and all capacities, to sign, execute and affix their respective seals thereto and file any of the documents referred to below relating to the American Express Master Trust: all reports required under the Securities Exchange Act of 1934 including Forms 8-K and Annual Reports on Form 10-K, including any amendments thereto, on behalf of the Company, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as they might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     This Power of Attorney may be executed in counterparts.

     IN WITNESS WHEREOF, American Express Receivables Financing Corporation has caused this Power of Attorney to be executed in its name by its President and its corporate seal to be affixed and attested by its Secretary, and the undersigned officers and directors have hereunto set their hand as of the 25th day of March 1997.

                                      AMERICAN EXPRESS RECEIVABLES
                                        FINANCING CORPORATION


                                      By /s/    Vincent P. Lisanke
                                         --------------------------
                                      Name:  Vincent P. Lisanke
                                      Title: President


Attest:

/s/ Stephen P. Norman
----------------------
    Stephen P. Norman
    Assistant Secretary


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         Signature                            Title
         ---------                            -----
 /s/ Vincent P. Lisanke           Director and President
------------------------          (Principal Executive Officer)
    Vincent P. Lisanke


/s/ John P. McDonnell             Director
-------------------------
    John P. McDonnell


/s/ Jay B. Stevelman              Director
--------------------------
    Jay B. Stevelman


/s/ John D. Koslow                Vice President and Treasurer
---------------------------       (Principal Finance Officer and
    John D. Koslow                Principal Accounting Officer)